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                                                                   Exhibit 10.15

IN THE HIGH COURT OF JUSTICE                                     NO 2177 OF 2001

CHANCERY DIVISION

LEEDS DISTRICT REGISTRY

BEFORE HIS HONOUR JUDGE MCGONIGAL SITTING AS A HIGH COURT JUDGE IN LEEDS ON 12TH OCTOBER 2001

IN THE MATTER OF HUGO INTERNATIONAL LIMITED
AND IN THE MATTER OF THE INSOLVENCY ACT 1986

                                      ORDER

UPON HEARING Counsel for the Petitioner

AND UPON reading the evidence

AND UPON the Company undertaking:

(a) to file evidence as to notification of the Petition on the Certificated Bailiffs for the company's landlords

(b) to inform the Inland Revenue of the Petition and this Order and in particular Paragraph 4 of this Order

IT IS ORDERED that:

1. An Administration order be made in relation to the Company for the following purposes:



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      (i)   the survival of the Company and the whole or some part of Ks undertaking as a going concern

      (II) a more advantageous realisation of the Company's assets than would be effected on a winding up

      (iii) the approval of a voluntary arrangement under Part 1 of the Act

2. Messrs David Frederick Wilson and Julian Nigel Richard Pitts be appointed as Administrators of the Company

3. During the period for which the Order is in force any act required or authorised under any enactment to be done by an Administrator may be done by all or any of the persons for the time being holding such office

4.    Liberty to the Inland Revenue to apply in relation to this Order

5. the costs of and incidental to the petition and the preparation of the independent report including the legal costs thereof and the costs of the winding up petition presented by APD Communications Limited be paid as an expense of the Administration



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